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                                                                    EXHIBIT 5.01
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                                January 2, 2001

VeriSign, Inc.
1350 Charleston Road
Mountain View, California 94036

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-8, including the registration of shares for resale by means of a re-offer prospectus (the "Registration Statement"), to be filed by VeriSign, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on or about January 4, 2001 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 84,174 shares of the Company's Common Stock (the "Stock"), (a) of which 42,793 shares are subject to issuance by the Company upon the exercise of stock options (the "Option Stock") originally granted by Nanobiz.com, Inc., a Delaware corporation ("Nanobiz"), under the Nanobiz 2000 Stock Incentive Plan, as amended (the "Nanobiz Plan") and (b) of which 41,382 shares were issued by the Company (the "Merger Stock") pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated December 5, 2000 between the Company, NZ Acquisition Corp., a Delaware corporation that is a wholly-owned subsidiary of Company ("Sub"), Nanobiz, Daniel J. Guinan, Matthew Shilts, Loren Hart, Andrew Brown and Ken Okumura and Daniel Guinan, as Representative. The Merger Stock may be sold on a delayed or continuous basis, as set forth in the Registration Statement and associated prospectuses and prospectus supplements, only by certain selling securityholders named in the Registration Statement and the associated prospectuses and prospectus supplements (the "Selling Stockholders").

     In rendering this opinion, we have examined the following.

     (1) the Company's Certificate of Incorporation, as amended to date, certified by the Delaware Secretary of State on October 19, 2000.

     (2) the Company's Bylaws, certified by the Company's Secretary on October 23, 2000.

     (3) the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference.

     (4)  the prospectuses prepared in connection with the Registration
          Statement.

     (5) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company's minute books that are in our possession, including the minutes of the meeting of the Board of Directors of Company held on October 27, 2000 approving the Company's acquisition of Nanobiz and the issuance of the Option Stock and the Merger Stock.

     (6)  the Merger Agreement; and

     (7) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations (the "Management Certificate").

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any
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document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock have been, or will be upon issuance, properly signed by authorized officers of the Company or their agents.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not
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aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Delaware.

     In connection with our opinion below, we have assumed that, at or prior to the time of the delivery of the Merger Stock and/or the Option Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to the Merger Stock and the Option Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of the Merger Stock and/or the Option Stock.

     Based upon the foregoing, it is our opinion that the 42,793 shares of Option Stock that may be issued and sold by the Company upon the exercise of stock options granted under the Nanobiz Plan, when issued, sold and delivered in accordance with such plan and purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the relevant prospectuses, will be validly issued, fully paid and nonassessable. It is our further opinion that the 41,382 shares of Merger Stock to be sold by the Selling Stockholders pursuant to the Registration Statement are validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with the issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.


                              Very truly yours,

                              FENWICK & WEST LLP


                              By: /s/ Fenwick & West LLP
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